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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 21, 2002

                                 Citigroup Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                     1-9924                 52-1568099

      (State or other               (Commission             (IRS Employer
      jurisdiction of              File Number)          Identification No.)
      incorporation)

                    399 Park Avenue, New York, New York 10043
               (Address of principal executive offices) (Zip Code)

                                 (212) 559-1000
              (Registrant's telephone number, including area code)
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                                 Citigroup Inc.
                           Current Report on Form 8-K

ITEM 5.  OTHER EVENTS.

Citigroup Inc. ("Citigroup") announced that it will acquire Golden State Bancorp ("Golden State") in a transaction in which Citigroup will pay approximately $16.40 in cash and .5234 Citigroup shares for each share of Golden State delivered at closing. Golden State stockholders will be entitled to elect to receive the merger consideration in shares of Citigroup common stock or cash, subject to certain limitations. Based on closing prices on May 21, 2002, the total transaction value is approximately $5.8 billion on a fully diluted basis.

Golden State is the parent company of California Federal Bank, the second largest thrift in the U.S. and, through its First Nationwide Mortgage business, the eighth largest mortgage servicer. It has $25 billion in deposits, $54 billion in assets and 352 branches, 335 in California and 17 in Nevada.

The transaction is expected to close in the fourth quarter of 2002. It is subject to a number of regulatory approvals and the approval of Golden State stockholders.

A press release announcing the transaction was issued on May 21, 2002, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits

         Exhibit Number

                  99.1     Press Release, dated May 21, 2002, issued by
                           Citigroup Inc.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 22, 2002                         CITIGROUP INC.


                                             By:      /s/  John R. Dye
                                                -------------------------
                                             Name:    John R. Dye
                                             Title:   Assistant Secretary
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                                  EXHIBIT INDEX

         Exhibit Number

                  99.1     Press Release, dated May 21, 2002, issued by
                           Citigroup Inc.